UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 19, 2010
ARRIS Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-31254	58-2588724

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3871 Lakefield Drive, Suwanee, Georgia		30024

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: 678-473-2000
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
The Company’s annual meeting of stockholders was held on May 19, 2010. The following matters were voted upon:
1.	An election of nine directors was held, and the shares so present were voted as follows for the election of each of the following:

	Votes For	Votes Withheld	Broker Non-Votes

Alex B. Best	105,219,140	1,457,441	8,448,313
Harry L. Bosco	105,227,913	1,448,668	8,448,313
James A. Chiddix	104,636,443	2,040,138	8,448,313
John Anderson Craig	101,641,154	5,035,427	8,448,313
Matthew B. Kearney	105,381,851	1,294,730	8,448,313
William H. Lambert	101,407,122	5,269,459	8,448,313
John R. Petty	101,404,734	5,271,847	8,448,313
Robert J. Stanzione	101,049,741	5,626,840	8,448,313
David A. Woodle	101,962,690	4,713,891	8,448,313
2.	A proposal was made to approve the retention of Ernst & Young LLP as the independent registered public accounting firm for ARRIS Group, Inc. for 2010, and the shares so present were voted as follows:

	Votes For	Votes Against	Votes Withheld

Approval of the retention of Ernst & Young LLP	110,295,583	4,728,720	100,590
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARRIS Group, Inc.
By:	/s/ David B Potts
David B Potts
Executive Vice President and CFO

Date: May 24, 2010